EXHIBIT 10.1
EXECUTION COPY

SERIES A PREFERRED STOCK PURCHASE AGREEMENT
DATED AS OF OCTOBER 11, 2008
BY AND AMONG
CASTLE BRANDS INC.
AND
EACH OF THE INVESTORS LISTED ON SCHEDULE I

TABLE OF CONTENTS

ARTICLE 1 TERMINOLOGY AND USAGE	3
1.1 Definitions	3
1.2 Interpretation and Rules of Construction	9
ARTICLE 2 PURCHASE AND SALE	9
2.1 Purchase Price; Closing	9
2.2 Company’s Deliveries	10
2.3 Purchasers’ Deliveries	11
ARTICLE 3 REPRESENTATIONS AND WARRANTIES	12
3.1 Representations and Warranties of the Company	12
3.2 Representations and Warranties of the Purchasers	23
ARTICLE 4 COVENANTS	25
4.1 Filings and Public Disclosure by the Company	25
4.2 Use of Proceeds	26
4.3 Proxy Statement	26
4.4 Board Composition	27
4.5 Transfer Restrictions	27
4.6 Furnishing of Information	28
4.7 Indemnification	28
4.8 Termination of Credit Facility	31
4.9 Conduct of Business Pending Conversion	32
4.10 Regulatory and Other Authorizations; Notices and Consents	35
4.11 NYSE Alternext Listing	35
4.12 Cooperation	35
4.13 Right of First Offer	35
4.14 Indemnification of Directors and Officers	36
4.15 Further Action	37
ARTICLE 5 MISCELLANEOUS	37
5.1 Severability	37
5.2 Fees and Expenses	37
5.3 Entire Agreement	38
5.4 Amendments; Waivers	38
5.5 Construction	38
5.6 Successors and Assigns	38
5.7 No Third-Party Beneficiaries	38
5.8 Governing Law; Jurisdiction; Venue	39
5.9 Nature of Purchasers’ Obligations and Rights	39
5.10 Notices	40
5.11 Adjustments in Share Numbers and Prices	41
5.12 Counterparts	41

SCHEDULES AND EXHIBITS

Schedule I	Purchasers
Schedule II	Senior Notes
Schedule III	Non Current Payments
Schedule IV	Employment Agreements
Exhibit A	Certificate of Designation
Exhibit B	Form of Indemnification Agreement
Exhibit C	Form of Legal Opinion

ii

SERIES A PREFERRED STOCK PURCHASE AGREEMENT
     This SERIES A PREFERRED STOCK PURCHASE AGREEMENT, dated as of October 11, 2008 (this “Agreement”), is by and among CASTLE BRANDS INC., a Delaware corporation (the “Company”), and each of the investors listed on Schedule I attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, the Company wishes to issue and sell to the Purchasers, and each Purchaser wishes to purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, that number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which series shall be designated pursuant to the Certificate of Designation of Series A Convertible Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designation”), set forth opposite such Purchaser’s name on Schedule I, equaling an aggregate of 1,200,000 shares of Series A Preferred Stock;
     WHEREAS, each share of Series A Preferred Stock shall be convertible into 35.7143 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), on the terms and subject to the conditions set forth herein and in the Certificate of Designation;
     WHEREAS, the Company and each Purchaser are executing, delivering and performing this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act; and
     WHEREAS, the shares of Series A Preferred Stock to be purchased by the Purchasers hereunder (the “Shares”), and the shares of Common Stock issuable upon conversion of the Shares in accordance herewith and with the Certificate of Designation (the “Underlying Shares”), are collectively referred to herein as the “Securities”.
     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:
ARTICLE 1
TERMINOLOGY AND USAGE
     1.1 Definitions. When used herein, the terms below shall have the respective meanings indicated:
     “Affiliate” means as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition and the definition of “subsidiary,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and, in addition to the foregoing, a Person shall be deemed to control another Person if the controlling Person owns ten (10%) or more of any class of voting securities (or other ownership interest) of the controlled Person.
     “Affiliated Party Transaction” means any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any director, executive officer named in the SEC Reports, or Affiliate of the Company.
     “Agreement” has the meaning set forth in the Preamble.
     “Board of Directors” means the Board of Directors of the Company.
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by Law to remain closed.
     “Certificate of Designation” has the meaning set forth in the Recitals.
     “Closing” has the meaning set forth in Section 2.1.
     “Closing Date” has the meaning set forth in Section 2.1.
     “Code” has the meaning set forth in Section 3.1(q)(i).
     “Common Stock” has the meaning set forth in the Recitals.
     “Company” has the meaning set forth in the Preamble.
     “Company Directors” means Keith A. Bellinger, Robert J. Flanagan, Colm Leen and Kevin P. Tighe.
     “Company Licensed Intellectual Property” has the meaning set forth in Section 3.1(n)(iii).
     “Company Owned Intellectual Property” has the meaning set forth in Section 3.1(n)(ii).
     “Company Stockholder Approval” shall mean the adoption and approval by the stockholders of the Company, by the requisite vote required under, and in accordance with, applicable Law, the rules and regulations of the NYSE Alternext (including exemptions granted with respect thereto) and the Company’s Amended and Restated Certificate of Incorporation and by-laws, of all of the proposals set forth in the Proxy Statement.
     “Company Stockholders Meeting” means the meeting of the stockholders of the Company to adopt and approve all of the proposals set forth in the Proxy Statement.
     “Company Subsidiaries” means the Persons set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2008 and Castle Bourbon Holding LLC, except for the Inactive Subsidiaries.
     “Controlled Group” has the meaning set forth in Section 3.1(q)(i).

     “Conversion” means the automatic conversion of all issued and outstanding shares of Series A Preferred Stock into shares of Common Stock in accordance with the Certificate of Designation.
     “Conversion Date” means the date on which the Conversion occurs.
     “Disclosure Materials” has the meaning set forth in Section 3.1(h).
     “Employment Agreements” means the employment agreements between the Company and each of Mark Andrews, Donald L. Marsh, Jr., Alfred J. Small, John Soden, T. Kelly Spillane, Seth Weinberg, John S. Glover, Chester F. Zoeller, III and Conor O’hAonghusa and any other agreements or instruments containing “change of control” provisions that may require the Company to make payments to employees party thereto in connection with the transactions contemplated by this Agreement, which Employment Agreements are all set forth on Schedule IV attached hereto.
     “ERISA” has the meaning set forth in Section 3.1(q)(i).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fairness Opinion” means the opinion, delivered by Miller Buckfire & Co., LLC to the Company, that the Purchase Price to be received by the Company in consideration for the Securities is fair, from a financial point of view, to the Company.
     “Frost Credit Agreement” has the meaning set forth in Section 4.8.
     “GAAP” means generally accepted accounting principles in the United States.
     “Governmental Entity” shall mean any: (a) state, commonwealth, county, municipality, district or other domestic or foreign jurisdiction of any nature; (b) federal, state, local, municipal or other government; or (c) governmental or quasi governmental authority of any nature (including, but not limited to, any governmental division, subdivision, department, agency, registering authority, bureau, branch, office, commission, council, self-regulatory organization, board, instrumentality, officer, official, representative, organization, unit, body or Person and any court or other tribunal).
     “Inactive Subsidiaries” means The Boru Vodka Company Limited, The Clontarf Irish Whiskey Company Limited, Castle Brands Whiskey Company Limited, Castle Brands Spirits Marketing and Sales Company Limited, Great Spirits (Ireland) Limited, Castle Brands Spirits Company (GB) Limited and The Roaring Water Bay Spirits Company (NI) Limited.
     “Indemnifiable Claim” means any claim for which an Indemnified Party is entitled to indemnification under Section 4.7.
     “Indemnification Agreement” means the agreement between the Company and each director comprising the Board of Directors in the form attached hereto as Exhibit B.

     “Indemnified Party” has the meaning set forth in Section 4.7(e).
     “Indemnifying Party” has the meaning set forth in Section 4.7(e).
     “Interim Purchaser Directors” means Phillip Frost, M.D., Glenn Halpryn, Richard Lampen and Micaela Pallini.
     “Junior Notes” means (i) the 6% Convertible Promissory Note, in the principal amount of $3,000,000, issued by the Company in favor of FURSA SPV LLC on March 1, 2005, as amended, (ii) the 6% Convertible Promissory Note, in the principal amount of $3,000,000, issued by the Company in favor of FURSA SPV LLC on June 27, 2005, as amended, and (iii) the 6% Convertible Promissory Note, in the principal amount of $3,000,000, issued by the Company in favor of Black River Global Credit Fund Ltd. on August 16, 2005, as amended.
     “Knowledge” of Company means (a) the actual knowledge of any of Donald L. Marsh, Jr., T. Kelley Spillane, Seth B. Weinberg, Alfred J. Small and John Soden and (b) any knowledge that such persons would reasonably be expected to have as a result of their respective positions with the Company.
     “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, executive order, rule, code, order, requirement or rule of law (including common law) of a Governmental Entity.
     “Licenses and Permits” has the meaning set forth in Section 3.1(p).
     “Lien” means any lien, charge, claim, security interest, encumbrance, mortgage, pledge, transfer restriction, litigation, charge, right of first refusal or other restriction of any kind whatsoever (including, without limitation any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
     “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, the costs of investigation and reasonable attorneys’ fees incurred in connection with any suit, action, proceeding or claim asserted, as such costs and fees are incurred.
     “Material Adverse Effect” means an effect that is material and adverse to the consolidated business, properties, assets, operations, results of operations, financial condition or credit worthiness of the Company and the Company Subsidiaries taken as a whole, or the ability of the Company to perform its material obligations under this Agreement or the other Transaction Documents; except for any such effect arising out of or relating to (a) non current payments of payables, invoices or similar obligations that are described on Schedule III attached hereto or (b) termination of the employment of any employee of the Company who is party to an Employment Agreement.
     “Material Contracts” means, as to the Company and the Company Subsidiaries, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the SEC under the Exchange Act or any rule or regulation promulgated thereunder, and any and all material amendments, modifications, supplements, renewals or restatements thereof.
     “New Securities” has the meaning set forth in Section 4.13(a).
     “New York Court” has the meaning set forth in Section 5.8.
     “Notes” means the Senior Notes and the Junior Notes.
     “Notes Event” means the occurrence of the following with respect to the Notes: (a) all of the outstanding principal of the Senior Notes and all accrued interest thereon is either (i) converted into shares of Series A Preferred Stock at the Per Share Purchase Price and the Senior Notes are cancelled or (ii) the Senior Notes are amended so that (A) the final maturity date of the Senior Notes is deferred until May 31, 2014 and (B) the 9% interest rate on the Senior Notes is reduced to 3% and the reduced 3% interest rate is compounded annually and accrues and is payable only at maturity and (C) the Security Documents are terminated and all Liens in the Collateral and all of the Owners’ rights under the Security Documents are released, terminated and extinguished in full (as such terms in this clause (C) are defined in the First Amended and Restated Trust Indenture, originally dated as of June 1, 2004, and amended and restated as of August 15, 2005), and (b) all of the outstanding principal of the Junior Notes and all accrued interest thereon is converted into shares of Series A Preferred Stock at $23.21 per share and the Junior Notes are cancelled.
     “NYSE Alternext” means NYSE Alternext US LLC (formerly named the American Stock Exchange).
     “Offer Notice” has the meaning set forth in Section 4.13(a)(i).
     “Per Share Purchase Price” has the meaning set forth in Section 2.1.
     “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Entity or other entity.
     “Plan” has the meaning set forth in Section 3.1(q)(i).
     “Principal Market” means the principal exchange, market or quotation system on which the Common Stock is listed, traded or quoted.
     “Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened in writing, whether in any court, before any arbitrator or before any Governmental Entity.
     “Proxy Statement” means the proxy statement on Schedule 14A to be filed by the Company with the SEC in accordance with Section 4.3 and sent to stockholders of the Company in connection with the Company Stockholders Meeting to (a) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized shares of the Company to 250,000,000 shares, 225,000,000 shares of which shall be designated

Common Stock and 25,000,000 shares of which shall be designated as preferred stock, par value $0.01 per share, of the Company, (b) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit stockholders of the Company to act by written consent and (c) elect the Purchaser Directors as sole directors comprising the Board of Directors.
     “Purchase Price” has the meaning set forth in Section 2.1 of the Agreement.
     “Purchaser” has the meaning set forth in the Preamble.
     “Purchaser Directors” means the Interim Purchaser Directors and those persons designated by the Purchaser Majority prior to the mailing of the Proxy Statement to the stockholders of the Company.
     “Purchaser Majority” means Purchasers who have agreed to purchase a majority of the Shares to be issued and sold hereunder.
     “Qualifying Purchaser” has the meaning set forth in Section 4.13(a).
     “Regulation D” has the meaning set forth in the Recitals.
     “Representative” means, with respect to any Person, (a) such Person’s directors, officers, employees or (b) any investment banker, financial advisor, attorney, accountant or other advisor, agent representative of such Person, when acting as such or (c) any controlled Affiliate of such Person.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
     “SEC” has the meaning set forth in the Recitals.
     “SEC Reports” has the meaning set forth in Section 3.1(h).
     “Securities” has the meaning set forth in the Recitals.
     “Securities Act” has the meaning set forth in the Recitals.
     “Senior Notes” means the 9% Senior Secured Notes of Castle Brands (USA) Corp. due May 31, 2009 set forth of Schedule II attached hereto.
     “Series A Preferred Stock” has the meaning set forth in the Recitals.
     “Shares” has the meaning set forth in the Recitals.
     “SOXA” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
     “Transaction Documents” means (i) this Agreement, (ii) the Indemnification Agreement and (iii) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company, any Company Subsidiary or any of their respective officers on or after the Closing in connection with this Agreement.
     “Transfer Agent” means the Company’s transfer agent.
     “TTB” has the meaning set forth in Section 2.2(b)(x).
     “Underlying Shares” has the meaning set forth in the Recitals.
     1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
     (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;
     (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
     (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
     (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
     (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
     (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
     (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;
     (h) references to a Person are also to its successors and permitted assigns; and
     (i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.
ARTICLE 2
PURCHASE AND SALE
     2.1 Purchase Price; Closing. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, that number of Shares, at a price per Share of

$12.50 (the “Per Share Purchase Price”), for the total price set forth opposite such Purchaser’s name on Schedule I, equaling an aggregate of 1,200,000 shares of Series A Preferred Stock for an aggregate purchase price of $15,000,000 (the “Purchase Price”). The closing of such purchase and sale is hereinafter referred to as the “Closing”, and the date on which the Closing occurs is hereinafter referred to as the “Closing Date”. The Closing shall occur at the offices of Greenberg Traurig, LLP, The Met Life Building, 200 Park Avenue, New York, New York 10166, at 10:00 a.m. Eastern Standard Time on Monday, October 20, 2008, or such other date and time as mutually agreed to by the Purchaser Majority and the Company. For the avoidance of doubt, the Closing, as contemplated hereby, (a) shall occur as set forth in the immediately preceding sentence and is not subject to any conditions whatsoever and (b) shall not be deemed to have occurred unless the Company receives aggregate funding hereunder from the Purchasers of at least $12,500,000.
     2.2 Company’s Deliveries. Concurrently with the execution of this Agreement, the Company shall deliver, or cause to be delivered:
     (a) to the Purchaser Majority:
     (i) the resignations, effective upon execution of this Agreement, of each of the Company Directors from the Board of Directors; and
     (ii) a true and complete copy, certified by the Secretary of the Company, of the resolutions, duly and validly adopted by the Board of Directors at a meeting held for such purposes, evidencing the Board of Director’s unanimous appointment of the Interim Purchaser Directors as members of the Board of Directors; and
     (b) to Greenberg Traurig, LLP, to hold in escrow pending the Closing as contemplated by the escrow letter, dated as of the date hereof, executed in connection herewith:
     (i) a certified copy of the Certificate of Designation that has been accepted for filing by the Secretary of State of the State of Delaware;
     (ii) a certificate, signed by the Secretary of the Company and each Company Subsidiary, certifying true, complete and accurate copies of the constituent organizational documents of each such entity, each as amended through the Closing;
     (iii) a true and complete copy, certified by the Secretary of the Company, of the resolutions, duly and validly adopted by the Board of Directors at a meeting held for such purposes, evidencing the Board of Director’s unanimous approval, authorization and ratification of the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;
     (iv) original duly executed stock certificates representing those numbers of Shares set forth opposite such Purchaser’s name on Schedule I;

     (v) the executed signature pages of each of the other Transaction Document to which the Company is a party;
     (vi) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of the Company’s and each Company Subsidiary’s jurisdiction of formation and in each state where it is qualified to do business, as of a date within twenty (20) Business Days of the Closing Date;
     (vii) a legal opinion of Patterson Belknap Webb & Tyler LLP covering the matters set forth on Exhibit C hereto, which opinion shall be in form and substance reasonably satisfactory to the Purchaser Majority;
     (viii) evidence reasonably satisfactory to the Purchaser Majority that the Notes Event has occurred;
     (ix) evidence reasonably satisfactory to the Purchaser Majority that the aggregate amount of fees owed by the Company to Miller Buckfire & Co., LLC do not exceed $500,000;
     (x) evidence reasonably satisfactory to the Purchaser Majority that all of the filings (except those filings disclosed on Schedule 3.1(f)) required to be filed and notifications required to be provided by the Company with or to the United States Department of the Treasury, Tobacco and Alcohol Tax and Trade Bureau (“TTB”) prior to Closing have been filed or provided; and
     (xi) a copy of the Fairness Opinion, which shall be reasonably satisfactory to the Purchaser Majority.
     2.3 Purchasers’ Deliveries. (a) On or prior to the Closing Date, each Purchaser shall deliver, or cause to be delivered, to the Company, the amount set forth opposite such Purchaser’s name on Schedule I, by wire transfer of immediately available funds. During the period between the date hereof and ending at 11:59 p.m. on the day immediately preceding the Closing Date, all funds received by a Purchaser in accordance with this Section 2.3(a) shall be held by the Company in a segregated account, and neither the Company nor any of its Affiliates shall use for any purpose or otherwise disburse any payment received from a Purchaser in accordance with this Section 2.3(a) during such period, unless such use or disbursement is approved in writing by Richard J. Lampen, in his capacity as a Purchaser Director. Notwithstanding anything to the contrary set forth herein, (x) the Company shall be obligated to return the full amount delivered hereunder by I.L.A.R. S.p.A. if, on the Closing Date, excluding the amount delivered or required to be delivered hereunder by I.L.A.R. S.p.A., the Company fails to receive aggregate funding of at least $12,000,000 from the other Purchasers and (y) Frost Gamma Investments Trust shall fund any amount not funded by a Purchaser in accordance herewith, but only to the extent necessary to cause the Company to receive at least $12,500,000 in aggregate funding on or before the Closing Date; provided, however, that this provision shall not limit any remedies available to the Company as a result of a Purchaser’s failure to fund in accordance herewith.

     (b) Notwithstanding anything to the contrary set forth herein, at Closing, Frost Gamma Investments Trust shall be entitled to set-off any amounts owed to it by the Company under the Promissory Note, in the principal amount of $2,000,000, issued by the Company to Frost Gamma Investments Trust on the date hereof, from Frost Gamma Investments Trust’s payment of its portion of the Purchase Price set forth on Schedule I.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:
     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and each Company Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and the Company and each Company Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so qualified or licensed would not reasonably be expected to either prevent or delay its ability to perform its obligations hereunder or under the Transaction Documents and would not, individually or in the aggregate have a Material Adverse Effect. The Company and each Company Subsidiary has the full corporate power and authority to own and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted. Other than the Company Subsidiaries and except as set forth on Schedule 3.1(a), there are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Company is not a member of (nor is any part of the business of the Company conducted through) any partnership nor is the Company a participant in any joint venture or similar arrangement. Except for intercompany investments and balances and immaterial prepaids and accruals, none of the Inactive Subsidiaries (i) owns any assets or property, (ii) has any indebtedness, liabilities or obligations, (iii) generates any revenues, or (iv) performs or conducts any business activities.
     (b) Authorization. The Company has all necessary corporate power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and, assuming the Company Stockholder Approval is obtained, to perform its obligations hereunder and thereunder, including the issuance of the Shares to be issued as contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company’s execution, delivery and performance by it of this Agreement and the other Transaction Documents has been duly authorized by all necessary corporate and stockholder action.
     (c) Due Execution; Enforceability. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Company and constitute or will constitute upon execution, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (d) Due Issuance and Authorization of Capital Stock. The Shares shall be, upon issuance, duly authorized, validly issued, fully paid and non-assessable. The Shares shall be free of any Liens, charges or encumbrances, and will be free of restrictions on transfer, in each case other than those created by or imposed upon the Purchasers through no action of the Company and other than any restrictions on transfer pursuant to applicable state and federal securities Laws. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 hereof, the offer, issuance and sale to the Purchasers of the Shares are exempt from the registration requirements of the Securities Act.
     (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder, do not or will not at Closing (a) conflict with, violate or result in any breach of any provision of the Company’s certificate of incorporation or by-laws, (b) except as set forth on Schedule 3.1(e), conflict with, violate or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any Lien (affecting property of the Company or any Company Subsidiary), right of termination, acceleration or cancellation under, or modify or trigger a change in the rights or obligations of another party under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any Company Subsidiary is a party or by which any of its respective properties or assets are bound, or (c) result in a material violation of any Law (including, without limitation, assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 hereof, federal and state securities Laws) applicable thereto or by which any of its properties or assets are bound.
     (f) Consents. Except as set forth on Schedule 3.1(f) and for such filings and approvals contemplated by this Agreement or as may be required under, and other applicable requirements of, federal securities Laws and applicable state securities or “blue sky” Laws or the applicable Principal Market, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not require any material consent or approval, registration or qualification of, authorization by, exemption from, filing with, or notice to any Governmental Entity or any other Person.
     (g) Capitalization.
          (i) The authorized capital stock of the Company as of the date hereof consists solely of (A) 45,000,000 shares of Common Stock, of which 15,629,776 shares are issued and outstanding, and (B) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding immediately prior to the Closing. All of the issued and outstanding shares of Common Stock and other rights to acquire equity interests of the Company have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive rights and were not issued in violation of the Securities Act or any other applicable Laws (including, without limitation, state securities or “blue sky” Laws).
          (ii) The issued and outstanding capital securities (including warrants and other rights of purchase) of the Company immediately after the Closing will be as set forth in Schedule 3.1(g)(ii) (assuming the Company does not issue additional securities after the date hereof). All shares of capital stock of the Company issued and outstanding immediately after the Closing will be duly authorized, validly issued, fully paid and non-assessable.
          (iii) Other than as set forth on Schedule 3.1(g), the Company does not have outstanding any securities convertible into or exercisable or exchangeable for any shares of its capital stock nor does it have outstanding any rights to subscribe for or to purchase, or any warrants, options or other rights for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or securities convertible into or exercisable or exchangeable for any of its capital stock or other equity interests. Other than as set forth on Schedule 3.1(g), no shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other Person), pursuant to any agreement or commitment of the Company. The Company has no obligation to pay any dividend on or make any distribution in respect of any capital stock.
          (iv) Except as set forth on Schedule 3.1(g), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, evidences of indebtedness or commitments of any character, written or oral, under which the Company is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The outstanding capital stock of the Company is not subject to any voting trust agreement or other agreement or commitment restricting or otherwise relating to the voting, dividend rights or disposition of such capital stock. Except for the options and warrants listed on Schedule 3.1(g), there are no outstanding or authorized stock appreciation, phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the stock or other equity interests of the Company.
     (h) SEC Reports. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since March 31, 2006 on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Any reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act and together with any amendments to such reports, whether or not any such reports were required, are collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”. As of their respective dates the SEC Reports filed by the Company complied with the requirements of the Exchange Act, and none of the SEC Reports, when filed by the Company and as of the date such statements were made, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Financial Statements and No Undisclosed Liabilities.
          (i) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein.
          (ii) Except for non current payments listed on Schedule III, there are no liabilities or obligations of the Company or any Company Subsidiary of any kind whatsoever in existence on the date hereof that, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be set forth in the Company’s balance sheet under GAAP, other than (A) liabilities or obligations disclosed in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2008 or any SEC reports filed after June 30, 2008 but prior to the date hereof or (B) liabilities or obligations incurred in the ordinary course of business consistent with past practices. Since the date of the most recent financial statements of the Company and the Company Subsidiaries included in the SEC Reports filed prior to the date hereof, (x) there has been no Material Adverse Effect and (y) the Company has not taken any action that would, if taken after the date hereof, or as disclosed under this Agreement, and prior to the Conversion Date, be prohibited by Section 4.9, except as set forth in Schedule 3.1(i)(ii).
     (j) Internal Controls.
          (i) The Company and the Company Subsidiaries have in place the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the principal executive officer and principal financial officer of the Company to engage in the review and evaluation process mandated by Section 302 of SOXA. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods applicable to the Company specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure as to the Company and to make the certifications of the principal executive officer and principal financial officer of the Company required by Section 302 of SOXA with respect to such reports. There is and has been no failure on the part of the Company or any of the

Company’s directors or officers, in their capacities as such, to comply with any provision of SOXA that is applicable to the Company, including (as applicable) Section 402 related to loans and Section 906 related to certifications.
          (ii) The Company and the Company Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports filed prior to the date hereof, there are no material weaknesses in such systems of “internal control over financial reporting.”
     (k) Compliance. Except for the matters as to which the Company has been granted a waiver or exception that are set forth on Schedule 3.1(k), the Company and each of the Company Subsidiaries is in material compliance with all applicable Laws, except where non-compliance with such laws would not result in a Material Adverse Effect. Except as set forth in the SEC Reports, there is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or any of the Company Subsidiaries is a party or by which it is bound, or of any provision of any foreign, Federal or state judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company or any of the Company Subsidiaries, which materially restricts the conduct of their respective businesses. Except for the matters as to which the Company or Company Subsidiary, as applicable, has been granted a waiver or exception that is set forth on Schedule 3.1(k), neither the Company nor any Company Subsidiary has, since April 2006, received any notice relating to any material violation or potential material violation of any applicable Laws.
     (l) Absence of Certain Changes. Since the date of the most recent financial statements of the Company included in the SEC Reports filed prior to the date hereof and except as disclosed in or as contemplated by this Agreement, (a) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change or development in or affecting the business, properties, management, financial position, results of operations or prospects of the Company; (b) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (c) the Company has not sustained any material loss or interference with its business taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in the case of (b) and (c), as would not be reasonably likely to have a Material Adverse Effect.
     (m) Legal Proceedings. Except as set forth on Schedule 3.1(m), to the Knowledge of the Company, there is no material Proceeding pending or threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Entity, except for claims asserted by or on behalf of Purchasers. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.
     (n) Intellectual Property. (i) To the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not materially infringe upon or misappropriate the intellectual property rights of any third party, and no claim has been asserted to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted materially infringes upon or may materially infringe upon or misappropriate the intellectual property rights of any third party; (ii) with respect to each item of intellectual property owned by the Company or a Company Subsidiary and material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (“Company Owned Intellectual Property”) except as set forth on Schedule 3.1(n), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business; (iii) with respect to each item of intellectual property licensed to the Company or a Company Subsidiary that is material to the business of the Company and the Company Subsidiaries as currently conducted (“Company Licensed Intellectual Property”), the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property; (iv) the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part; (v) to the Knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property; (vi) to the Knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (vii) to the Knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder; and (viii) neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall adversely affect any of the Company’s rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.
     (o) Taxes. The Company and the Company Subsidiaries have filed all United States federal, state, local and non-United States tax returns and reports required to be filed by them and have paid and discharged all taxes required to be paid or discharged, except where the failure to do so would not constitute a Material Adverse Effect. All such tax returns are materially true, accurate and complete. To the Knowledge of the Company, neither the Internal Revenue Service nor any other United States or non-United States taxing authority or agency is now asserting, or threatening to assert, against the Company or any Company Subsidiary any deficiency or claim for any taxes or interest thereon or penalties in connection therewith, except where such assertion or threat is unlikely to result in a Material Adverse Effect. Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. The accruals and reserves for taxes reflected in the most recent financial statements of the Company and the Company Subsidiaries included in the SEC Reports filed prior to the date hereof are substantially adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. To the Knowledge of the Company, there are no tax Liens upon any property or assets of the Company or any of the Company Subsidiaries, nor has the Company or any Company Subsidiary received any notice that any Person intends to subject any property or assets of the Company to a tax Lien.
     (p) Licenses and Permits. Except as set forth on Schedule 3.1(p), the Company and the Company Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are material to the ownership or lease of their respective properties or the conduct of their respective business as currently being conducted (“Licenses and Permits”); and neither the Company nor any of the Company Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, and to the Knowledge of the Company, such license, certificate, permit or authorization can be renewed in the ordinary course. Subject to the filing of required information with respect to the Purchasers with certain state regulatory agencies that, if required to be filed prior to Closing, has been filed, upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the Licenses and Permits shall continue in full force and effect without penalty or other adverse consequence.
     (q) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained and operated in accordance with its terms and is in with any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated by the Pension Benefit Guaranty Corporation “PBGC” under such Section) has occurred or is reasonably expected to occur which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of that event; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
     (r) No Unlawful Payments. To the Knowledge of the Company, neither the Company nor the Company Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Company Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (s) No Undisclosed Relationships. To the Knowledge of the Company, no relationship, direct or indirect, exists between or among the Company or any of the Company Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Company Subsidiaries, on the other hand, exists that is required by the Exchange Act to be described in the SEC Reports and is not so described therein, or will not be so described therein. Except for (i) transactions disclosed in the SEC Reports filed prior to the date hereof or specifically contemplated by this Agreement, (ii) Employment Agreements listed on Schedule IV, and (iii) employment and indemnification agreements entered into in the ordinary course of business and set forth on Schedule 3.1(s), all Affiliated Party Transactions of the Company are set forth on Schedule 3.1(s).
     (t) Material Contracts. Each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents shall continue in full force and effect without material penalty or other materially adverse consequence. Except for non current payments listed in Schedule III, neither the Company nor any Company Subsidiary is in material breach of, or default under, any Material Contract. Except as Disclosed on Schedule 3.1(t), to the Knowledge of the Company, no other party to any Material Contract is in material breach thereof or default thereunder and none of the Company or any Company Subsidiary has received any notice of termination, cancellation, breach or default under any Material Contract.
     (u) Labor Matters. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract or similar scheme or arrangement applicable to its employees nor does the Company have Knowledge of any activities or proceedings of any labor union to organize any such employees. To the Knowledge of the Company, there are no charges with respect to or relating to either the Company or the Company Subsidiaries pending or threatened before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices. Neither the Company nor any Company Subsidiary has received any notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of either the Company or the Company Subsidiaries and no such investigation is in progress. There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act or any

similar state or local “plant closing” Law with respect to the current or former employees of the Company or the Company Subsidiaries.
     (v) Customers and Suppliers. Except to the extent affected by late payment of the amounts due from the Company and requests by certain US distributors for exclusive distribution rights in certain states that are described on Schedule 3.1(v), the relationships of each of the Company and Company Subsidiaries with its material customers and material suppliers are maintained on commercially reasonable terms. To the Company’s Knowledge and except with respect to agreements that expire in accordance with their terms, no customer or supplier of the Company or a Company Subsidiary has any plan or intention to terminate its agreement with the Company or such Company Subsidiary.
     (w) Accountants. The Company’s accountants, who the Company expects will render their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, are, to the Company’s Knowledge, independent accountants as required by the Securities Act.
     (x) Disclosure. The representations, warranties and written statements contained in this Agreement and the other Transaction Documents and in the certificates, exhibits and schedules delivered by the Company to Purchaser pursuant to this Agreement and the other Transaction Documents do not, and, assuming the completeness and accuracy of all information provided by the Purchasers, when filed with the SEC, the Proxy Statement and any other SEC Reports and all amendments thereto will not, contain any untrue statement of a material fact, and do not or will not, as the case may be, omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.
     (y) Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Shares, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.
     (z) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.
     (aa) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of terminating the registration of the Common Stock under the Exchange Act. Except as specified in the SEC Reports filed prior to the date hereof, the Company has not, in the two years preceding the date hereof, received written notice from the NYSE Alternext to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.
     (bb) Investment Company. The Company is not and, immediately after receipt of payment for the Shares, will not be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

     (cc) Registration Rights. Except as set forth on Schedule 3.1(cc), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
     (dd) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 and except as contemplated by this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act any state securities Law or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the NYSE Alternext.
     (ee) Insurance. The Company and the Company Subsidiaries maintain insurance coverage with the insurers in such amounts and covering such risks as are (i) set forth on Schedule 3.1(ee) and (ii) to the Knowledge of the Company, in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance).
     (ff) Board Approval. The Board of Directors, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby and declared their advisability, (iii) recommended that the stockholders of the Company approve and adopt all of the proposals set forth in the Proxy Statement.
     (gg) Environmental Matters. To the Knowledge of the Company, there is no Proceeding pending or threatened against the Company, any of the Company Subsidiaries or any of their respective properties under any applicable environmental Law, and since March 31, 2006, the Company and the Company Subsidiaries have not received any written notice of any violation or liability under any applicable environmental Laws from any Person or any Governmental Entity or of an inquiry, request for information, or demand letter under any environmental Law relating to operations or properties of the Company or the Company Subsidiaries. None of the Company, the Company Subsidiaries or their respective properties or operations is subject to any orders arising under environmental Laws nor, to the Knowledge of the Company, are there any Proceedings pending or threatened against the Company or the Company Subsidiaries under any environmental Law. To the Knowledge of the Company, there has been no release or threatened release of any hazardous material in violation of applicable environmental Laws, on, at or beneath any of the property of the Company or other properties currently or previously owned or operated by the Company or the Company Subsidiaries. None of the Company or the Company Subsidiaries has sent or arranged for the disposal of any hazardous material, or transported any hazardous material in violation of applicable environmental Laws. The Company has not performed or created any environmental studies, investigations, reports or assessments since March 31, 2006. None of the Company and the Company Subsidiaries is required to, or is reasonably expected to, incur costs or expenses in order to cause their operations or properties to comply with applicable environmental Laws.

     (hh) Real Property; Title to Assets. Each parcel of real property owned by the Company or any Company Subsidiary (i) is owned free and clear of all material Liens and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed. All current leases and subleases of real property occupied by the Company are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s Knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises. To the Knowledge of the Company, there are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Company Subsidiary for the purposes for which it is currently being used. To the Knowledge of the Company, there are no latent defects or adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Company Subsidiary other than those that would not, individually or in the aggregate, prevent or delay consummation of any of the transactions contemplated hereby or otherwise prevent or delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for such imperfections of title, if any, that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
     (ii) Board Composition. Immediately upon execution of this Agreement, (i) the resignations of the Company Directors will be accepted by the Company and will constitute valid and effective resignations of the Company Directors from the Board of Directors, and the Interim Purchaser Directors’ election to the Board of Directors will be effective, and (ii) assuming the Company Stockholder Approval is obtained, the Purchaser Directors will, at the Conversion, be the sole members of the Board of Directors, and will have been duly and validly elected as the sole members of the Board of Directors in accordance with applicable Law and the Company’s organizational documents, and the resignations of the directors comprising the Board of Directors immediately prior to the election of the Purchaser Directors at the Company Stockholder Meeting will have been accepted by the Company and constitute valid and effective resignations of such directors from the Board of Directors.
     (jj) Anti-Takeover. Each of the Company and the Board of Directors has taken all actions necessary and within its authority (i) such that no restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “stockholder protection,” “interested stockholder” or other similar anti-takeover statute or regulation, including Section 203 of the Delaware General Corporation Law, or any restrictive provision of the Company’s Amended and Restated Certificate of Incorporation or by-laws is, or at the Conversion will be, applicable to the Company, the Purchasers, the Securities or any other transaction contemplated by this Agreement or the Transaction Documents and (ii) so that the Purchasers, and their respective Affiliates, will not be prohibited by applicable Law or any provision of the

Company’s Amended and Restated Certificate of Incorporation or by-laws from voting Shares beneficially owned by them at the Company Stockholders Meeting.
     (kk) Fees. Except for fees payable to Miller Buckfire & Co., Inc., which fees shall not exceed $500,000 plus reasonable out of pocket expenses including counsel fees, and except as described in Section 5.2, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other Representative in connection with the transactions contemplated hereby.
     3.2 Representations and Warranties of the Purchasers
     Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows:
     (a) Organization; Authority; Enforceability. Such Purchaser, if an entity, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. Such Purchaser, if not an entity, has the requisite power, authority and capacity to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out his obligations hereunder and thereunder. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly and validly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at Law or in equity).
     (b) Acquisition for Investment. The Shares to be acquired under this Agreement are being acquired by each of the Purchasers solely for its own account, for present investment and not with a view toward resale or other distribution (within the meaning of the Securities Act) in violation of the Securities Act; provided, however, that the disposition of an Purchaser’s property shall at all times be under its control.
     (c) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a broker-dealer registered under Section 15(a) of the Exchange Act, or a member of The Financial Industry Regulatory Authority or an entity engaged in the business of being a broker dealer.
     (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its Representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser understands that it must bear the economic risk of this investment in the Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.
     (e) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Each Purchaser represents and warrants that it is not relying on any information, statements, representations or warranties furnished or made by any Person other than the representations and warranties set forth in the Transaction Documents, provided, however, that neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right to rely on the representations and warranties contained in the Transaction Documents.
     (f) Restricted Shares. Such Purchaser understands that the Shares are characterized as “restricted securities” as such term is defined in Rule 144 under the Securities Act, that such shares have not been registered and, except as provided in this Agreement, the Company will not be required to effect any registration under the Securities Act or any state securities Law with respect to such Shares, that such Shares will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities Laws, and that the Purchaser may not sell, offer for sale or otherwise transfer such Shares unless pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act.
     (g) No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
     (h) Litigation. There is no Proceeding pending, or, to the actual knowledge of such Purchaser, threatened, against such Purchaser that would give any third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent such Purchaser from complying with the terms and provisions of this Agreement.
     (i) No Brokers/Finders. Other than Ladenburg Thalmann & Co. Inc., no agent, broker, Person or firm acting on behalf of such Purchaser is, or shall be, entitled to any broker’s fees, finder’s fees or commissions from such Purchaser or any of the other parties hereto in connection with this Agreement or any of the transactions contemplated hereby.
     (j) Noncontravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not: (i) conflict with any of the provisions of the certificate or articles of incorporation or by-laws (or comparable documents) of such Purchaser, in each case as amended to the date of this Agreement, (ii) except as set forth on Schedule 3.1(e), conflict with, violate or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any Lien (affecting property of such Purchaser), right of termination, acceleration or cancellation under, or modify or trigger a change in the rights or obligations of another party under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which such Purchaser is a party or by which any of its respective properties or assets are bound, or (c) result in a violation of any Law (including, without limitation, assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 hereof, federal and state securities Laws) applicable thereto or by which any of its properties or assets are bound, in each case, that would adversely affect the ability of such Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.
     (k) No Undisclosed Relationships. Except in connection with the transactions contemplated by this Agreement or as otherwise disclosed to the Company, no Purchaser has entered into any agreement, understanding, undertaking, arrangement or the like with any Person who is an employee, director or officer of the Company (or a Representative or Affiliate of any of the foregoing) with respect to the transactions contemplated hereby or the ongoing business of the Company.
ARTICLE 4
COVENANTS
     4.1 Filings and Public Disclosure by the Company. The Company shall:
     (a) file a Form D with respect to the Securities issued at the Closing as and when required under Regulation D and provide a copy thereof to the Purchaser Majority promptly after such filing;
     (b) at or prior to the Closing, take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Securities for sale under applicable state or “blue-sky” Laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action to the Purchaser Majority at the Purchaser Majority’s request; and
     (c) (i) on or prior to 8:30 a.m. (eastern time) on the first Business Day following the date hereof, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (ii) on or prior to 5:00 p.m. (eastern time) on the first Business Day following the date hereof, file with the SEC a Current Report on Form 8-K disclosing the material terms of and including as exhibits this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; provided, however, that the Purchaser Majority shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof, and no such press release or Form 8-K shall be issued or filed by the Company without the Purchaser Majority’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such issuance or filing is required by Law; and

provided, further, that if the Company fails to issue a press release disclosing the material terms of this Agreement and the other Transaction Documents within the time frames described herein, any Purchaser may issue a press release disclosing such information without any notice to or consent by the Company. Thereafter, the Company agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by it without the prior written consent of the Purchaser Majority (which consent shall not be unreasonably withheld, conditioned or delayed), unless the release or announcement is required by Law. Purchaser Majority shall have a reasonable opportunity to review and comment on any public release or announcement concerning the transactions contemplated hereby prior to the issuance or filing thereof.
     4.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes, including, without limitation, payment of obligations due and payment of costs associated with the transactions contemplated by this Agreement.
     4.3 Proxy Statement. (a) As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement; provided that the Company shall consult with the Purchaser Majority and provide the Purchaser Majority and its counsel, which, at Closing, shall be engaged by the Company as the Company’s co-counsel, a reasonable opportunity to review and comment on such Proxy Statement (and any amendments or supplements thereto), and shall reasonably consider such comments of the Purchaser Majority, prior to filing. The parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as reasonably practicable after such filing. Each Purchaser shall furnish to the Company the information relating to it that is required by the rules and regulations promulgated by the SEC under the Exchange Act for inclusion in the Proxy Statement. The Company shall apply reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Securities as promptly as practicable upon the earlier of (x) receiving notification that the SEC is not reviewing the Proxy Statement and (y) the conclusion of any SEC review of the Proxy Statement. The Company shall promptly provide copies, consult with the Purchaser Majority and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and advise the Purchaser Majority of any oral comments received from the SEC. The Company shall cause the Proxy Statement to comply as to form with the rules and regulations promulgated by the SEC under the Exchange Act.
     (b) The Company shall make all necessary filings with respect to the transactions contemplated thereby under the Exchange Act and the rules and regulations thereunder. The Company will advise the Purchaser Majority, promptly after it receives notice thereof, of any request by the SEC for any amendment of or supplement to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall provide the Purchaser Majority and its counsel a reasonable opportunity to review and comment on any such comments and any amendment or supplement to the Proxy Statement made in response thereto and the Company shall reasonably consider the Purchaser Majority’s and its counsel’s comments prior to filing. If at any time prior to the Effective Time, any information relating to the Purchasers or the Company, or any of their respective Affiliates, officers or directors, should be discovered by the Purchasers or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of the Securities.
     (c) The Company shall, acting through the Board of Directors, cause the Company Stockholders Meeting to be duly called and held as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval.
     (d) Each Purchaser and any of its Affiliates shall vote all shares of Common Stock or Series A Preferred Stock owned or beneficially owned by it in favor of all the matters set forth in the Proxy Statement.
     4.4 Board Composition. The Company shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such resolutions, documents and other papers, as may be required to (a) maintain the service of the current directors (other than the Company Directors) of the Board of Directors, and refrain from taking any action that would impair such continued service, until the Purchaser Directors are duly elected at the Company Stockholders Meeting, (b) effective at the Conversion, fix the number of total directors comprising the Board of Directors at a number determined by the Purchaser Majority prior to the mailing of the Proxy Statement to the stockholders of the Company and cause the Purchaser Directors to comprise the sole members of the Board of Directors.
     4.5 Transfer Restrictions.
     (a) The Purchasers covenant that the Securities will only be disposed of (i) pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or (ii) pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities Laws. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with the Transfer Agent, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request removal of any existing notation or legend restricting transfer of such Securities as specified by subsection (b) below.
     (b) Each Purchaser, on behalf of itself and any transferee contemplated by the provisions of subsection (a) above, agrees, so long as is required by this Section 4.5(b), the Securities shall be registered in the name of such Purchaser, and may bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE

SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
     (c) The legends and restrictions imposed by Section 4.5(b) shall cease and terminate when (i) any such Securities are sold or otherwise disposed of pursuant to an effective registration statement or are sold or otherwise disposed of in a transaction which does not require that the Securities transferred bear the legends set forth in Section 4.5(b), or (ii) the Securities cease to be “restricted securities” as defined by Rule 144(a)(3) under the Securities Act. Whenever the restrictions imposed by Section 4.5(b) shall terminate, as herein provided, to the extent that such Securities are in certificated form, the holder of such Securities shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by Section 4.5(b).
     4.6 Furnishing of Information. Until the date that any Purchaser owning Securities may sell all of them under Rule 144 of the Securities Act (or any successor provision), the Company covenants to apply reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
     4.7 Indemnification.
     (a) Survival of Representations, Warranties and Agreements. Subject to the limitations set forth in Section 4.7(c) of this Agreement, all representations, warranties, covenants and agreements of the parties to this Agreement and in any certificate or other document furnished by Company under Section 2.2 shall survive execution, delivery and performance of this Agreement for a period of eighteen (18) months following Closing, and notice of any Indemnifiable Claim (as defined in Section 4.7(b)) must be given prior to the expiration of such eighteen (18) month period (any such Indemnifiable Claim not so noticed shall be released and the Indemnifying Party shall have no liability or obligation with respect thereto).
     (b) Indemnification by the Company. The Company shall indemnify, save and hold harmless each Purchaser, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, and all of their respective heirs, successors, legal administrators and permitted assigns, to the fullest extent permitted by applicable Law, from and against any and all Losses, as incurred, joint or several, as incurred by any or all such Indemnified Parties, arising out of or relating to (i) any material misrepresentation, inaccuracy or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” or “Material Adverse Effect”, as set forth therein), (ii) any material breach or nonperformance of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company but not including Losses arising from a breach of fiduciary duty by the applicable Indemnified Party), arising out of or resulting from the Company’s execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided, however, that nothing herein shall diminish in any way any existing rights of the Company’s officers and directors to indemnification or to advancement of legal fees in connection with claims arising out of their service as officers or directors of the Company.
     (c) Limitations on Indemnity. No Indemnified Party shall be entitled to indemnification with respect to any Indemnifiable Claim under this Section 4.7, unless the amount of Loss with respect to an Indemnifiable Claim exceeds $50,000. Notwithstanding anything to the contrary set forth in this Agreement, (i) the Company’s maximum liability with respect to Indemnifiable Claims shall not exceed $15,000,000 and (ii) a Purchaser’s maximum liability with respect to Indemnifiable Claims shall be such Purchaser’s share of the Purchase Price as set forth on Schedule I.
     (d) Indemnification by the Purchasers. Each Purchaser shall, severally but not jointly, indemnify, save and hold harmless the Company and its officers, directors, agents and employees, to the fullest extent permitted by applicable Law, from and against any and all Losses, as incurred, joint or several, as incurred by any or all such Indemnified Parties, arising out of or relating to (i) any material misrepresentation, inaccuracy or breach of any representation or warranty made by such Purchaser in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” or “Material Adverse Effect”, as set forth therein) or (ii) any material breach or non-performance of any covenant, agreement or obligation of such Purchaser contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.
     (e) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity under Section 4.7(b) or Section 4.7(d) (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person required to indemnify under this Section 4.7 (an “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, as incurred, including the employment of counsel reasonably satisfactory to the Indemnified Party (who shall not, without the consent of the

Indemnified Party, be counsel to the Indemnifying Party) and the payment of all fees and expenses incurred in connection with defense thereof; provided, that other than as provided in Section 4.7(a) the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 4.7, except (and only) to the extent that its ability to defend such matter has been materially prejudiced; and provided, further, that such failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under this Section 4.7. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (iii) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any Losses by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested that an Indemnifying Party reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this Section 4.7(e), the Indemnifying Party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Party of such request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party.
     (f) Contribution. If a claim for indemnification under Section 4.7(b) or Section 4.7(d) is unavailable to an Indemnified Party (by reason of public policy or otherwise) or insufficient in respect of any Losses, then each Indemnifying Party, in lieu of indemnifying such

Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by or on behalf of, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.7(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.7(f) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.7(f), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation
     (g) REMEDIES EXCLUSIVE; LIMITATION ON DAMAGES. THE REMEDIES PROVIDED FOR IN THIS ARTICLE IV (AND ANY INDEMNIFICATION OBLIGATIONS OF THE PARTIES SET FORTH ELSEWHERE IN THIS AGREEMENT) SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDIES FOR ANY CLAIMS MADE FOR BREACH OF THIS AGREEMENT (INCLUDING BREACH OF REPRESENTATIONS AND WARRANTIES) OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR CLAIMS ARISING OUT OF ANY BREACH OF THIS ARTICLE IV (OR ANY OTHER INDEMNIFICATION PROVISIONS SET FORTH IN THIS AGREEMENT) OR CLAIMS BASED ON FRAUD. EACH PARTY HEREBY WAIVES ANY PROVISION OF LAW TO THE EXTENT THAT IT WOULD LIMIT OR RESTRICT THE AGREEMENT CONTAINED IN THIS SECTION 4.7(g). NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY OR ITS AFFILIATES SHALL SEEK OR BE LIABLE FOR PUNITIVE DAMAGES OR CONSEQUENTIAL DAMAGES (OTHER THAN PUNITIVE DAMAGES OR CONSEQUENTIAL DAMAGES RECOVERED AGAINST AN INDEMNIFIED PARTY WITH RESPECT TO AN INDEMNIFIED THIRD-PARTY CLAIM AGAINST SUCH INDEMNIFIED PARTY).
     4.8 Termination of Credit Facility. Each of the Company and the Frost Nevada Investments Trust hereby agrees that simultaneously with the funding of the promissory note described in Section 2.3(b), the Credit Agreement, dated October 22, 2007, by and between the Company and the Frost Nevada Investments Trust (“Frost Credit Agreement”), is hereby terminated without any further action by either of the parties thereto; provided, however, that, unless such funding does not occur on or before Tuesday, October 14, 2008, the Company shall continue to forbear from pursuing any rights it may have, and shall not make a borrowing request under the Frost Credit Agreement. The Company hereby releases and discharges, and shall cause its Affiliates to release and discharge, effective immediately upon termination of the Frost Credit Agreement in accordance with this Section 4.8, Frost Nevada Investments Trust and its Affiliates from any and all claims, causes of action, costs, expenses or damages arising on or before the date hereof and related to the Frost Credit Agreement.
     4.9 Conduct of Business Pending Conversion.
     (a) The Company covenants and agrees that, during the period from the date hereof to the Conversion Date (except as otherwise expressly provided by the terms of this Agreement and Schedule 3.1(i)(ii)): (x) the businesses of the Company and the Company Subsidiaries shall be conducted in the ordinary course of business and in a manner consistent with past practice and (y) the Company shall use reasonable best efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries and to preserve the present relationships of the Company and the Company Subsidiaries with Persons with which the Company or any of the Company Subsidiaries has significant business relations. Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries shall (except as otherwise expressly provided by the terms of this Agreement), between the date of this Agreement and the Conversion Date, directly or indirectly do, any of the following without the prior written consent of the Purchaser Majority:
          (i) amend or otherwise make any change in any of the organizational documents of the Company or a Company Subsidiary;
          (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of capital stock (other than upon the exercise of options to purchase shares of Common Stock outstanding on the date hereof in accordance with the Plans) or other equity securities, restricted or performance stock award or grant any option, warrant, restricted stock or performance unit, stock appreciation or depreciation right or other right to acquire any capital stock or other equity securities or issue any security convertible into or exchangeable for such securities or alter in any way any its outstanding securities or make any change in outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise or (B) any assets of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice, or pursuant to obligations in existence prior to the execution of this Agreement under a Material Contract that was included as an exhibit to a SEC Report or that were disclosed in writing to the Purchasers prior to the execution of this Agreement;
          (iii) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (iv) make, including by merger, consolidation, business combination or otherwise, any sale, assignment, transfer, abandonment, sublease, license or other conveyance of its assets, property, intellectual property or other material rights or any part thereof, including the sale of any Company Subsidiary, or any division or brand of the Company or any Company Subsidiary, other than sales of inventory in the ordinary course of business consistent with past practice;
          (v) subject any of its or the Company Subsidiaries’ material assets, properties or rights or any part thereof, to any Lien or suffer such to exist (except for such as exist on the date hereof that were disclosed in writing to the Purchasers prior to the date hereof);
          (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock, membership interests or partnership interests or other ownership interests of the Company and the Company Subsidiaries or declare, set aside or pay any dividends or other distribution in respect of such shares or interests;
          (vii) (A) acquire any corporation, partnership, other business organization or any division thereof in any transaction or series of related transactions (including by merger, consolidation or acquisition of stock or assets or any other business combination); (B) acquire assets outside of the ordinary course of business consistent with past practice from any Person for consideration in excess of $25,000 individually or $50,000 in the aggregate, other than any such acquisitions required under the terms of any Material Contract in effect as of the date hereof (including by merger, consolidation, or acquisition of stock or assets or any other business combination); (C) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances or grant any security interest in any of its assets; or (D) authorize, or make any commitment with respect to any capital expenditure that is in excess of $50,000; or enter into or amend any agreement, commitment or arrangement with respect to any matter set forth in this Section 4.10(a)(vii);
          (viii) amend or modify in any material respect or terminate or (other than in the ordinary course of business and consistent with past practice) enter into any Material Contract, cancel, modify in any material respect or waive any debts or claims held by the Company or any Company Subsidiary or waive any rights having in each case a value in excess of $50,000;
          (ix) hire any additional employees or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Company Subsidiary who are not directors or officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (x) (A) exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company stock option as a result of the consummation of the transactions contemplated hereby, any other change of control of the Company (as defined in the Plans) or otherwise; or (B) exercise its discretion with respect to or otherwise amend, modify or supplement any Plan;
          (xi) fail to keep in full force and effect insurance materially comparable in amount and scope to coverage maintained as of the date hereof;
          (xii) pay (other than with respect to compensatory payments to current or former employees, officers, consultants or directors, in each case (A) in the ordinary course of business consistent with past practice, (B) as required under agreements in effect as of the date hereof or (C) which have been accrued for on the Company’s balance sheet), lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates (other than Company Subsidiaries);
          (xiii) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in U.S. GAAP or applicable Law, or write off as uncollectible any accounts receivable except in the ordinary course of business and consistent with past practice;
          (xiv) settle, release or forgive any material claim or litigation or waive any right thereto (any claim or litigation involving less than $25,000 being understood not to be material) in excess of $25,000;
          (xv) create any new subsidiaries;
          (xvi) make any tax election or settle or compromise any United States federal, state, local or non-United States income tax liability;
          (xvii) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;
          (xviii) commence or settle any Proceeding;
          (xix) fail to take reasonable steps to prevent any item of the Company’s intellectual property from lapsing or being abandoned, dedicated, or disclaimed or to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of the Company’s intellectual property;
          (xx) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or
          (xxi) announce any intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

     (b) Nothing contained in this Agreement shall give to a Purchaser, directly or indirectly, rights to control or direct the operations of the Company or the Company Subsidiaries prior to the Closing Date. Prior to the Conversion Date, the Company and the Company Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and the Company Subsidiaries’ operations.
     4.10 Regulatory and Other Authorizations; Notices and Consents. The Company shall use reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Entities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents. The Company shall promptly give such notices to, and make such filings with, third parties and use reasonable efforts to obtain such third party consents, in each case as the Purchaser Majority may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement. The Company and the Purchasers agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Company or any Company Subsidiary any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Company or any Company Subsidiary is a party is not obtained prior to the Closing, the Company will, subsequent to the Closing, cooperate with the Purchasers, the Company or any such Company Subsidiary in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.
     4.11 NYSE Alternext Listing. If the Common Stock is listed on the NYSE Alternext, the Company shall promptly prepare and submit to the NYSE Alternext a listing application covering the Underlying Shares and shall apply reasonable best efforts to obtain, prior to the Conversion Date, approval for the listing of such Underlying Shares, and Purchasers shall cooperate with the Company with respect to such listing. The Company shall promptly (within twenty-four (24) hours) inform the Purchasers if it receives any communication from the NYSE Alternext regarding the delisting of the Common Stock, and shall consult with the Purchaser Majority and provide the Purchaser Majority and its counsel a reasonable opportunity to review and comment on any proposed written responses to the NYSE Alternext, and shall reasonably consider such comments of the Purchaser Majority prior to responding, and provide the Purchaser Majority and its counsel reasonable opportunity to participate in any discussions or meetings with the NYSE Alternext.
     4.12 Cooperation. The Purchasers shall cooperate with the Company following the Closing in the Company’s filings and applications required as a result of this Agreement and the transactions contemplated hereby, including providing the necessary information and consents required to the Company to complete all licensing requirements, including TTB disclosures and applications and other Federal and state filings.
     4.13 Right of First Offer. (a) On the terms and subject to the conditions of this Section 4.13 and applicable securities Laws, if the Company proposes to offer or sell any Common Stock, or any securities convertible into or exercisable for Common Stock (“New Securities”), the Company shall first offer such New Securities to each Purchaser, or any of such Purchaser’s permitted transferees or assigns, that owns shares of Common Stock issued pursuant to this Agreement as of the date of the issuance of such New Securities (a “Qualifying Purchaser”) as follows:
          (i) The Company shall give notice (the “Offer Notice”) to each Qualifying Purchaser, stating (i) the Company’s bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which the Company proposes to offer such New Securities.
          (ii) By notification to the Company within twenty (20) days after the Offer Notice is given, each Qualifying Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the Common Stock held by such Qualifying Purchaser or that would be held by such Qualifying Purchaser upon conversion, on the date of the Offer Notice, of any securities of the Company that are convertible into, or exercisable for, shares of Common Stock, that are beneficially owned by such Qualifying Purchaser, at such time bears to the total shares of Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all outstanding options, warrants and convertible securities). The closing of any sale pursuant to this Section 4.13 shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to this Section 4.13.
     (b) The Company may, during the one hundred and twenty (120) day period following the expiration of the period provided in Section 4.13(a)(ii), offer and sell the remaining unsubscribed portion of such New Securities to any persons or entities at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Qualifying Purchasers in accordance with this Section 4.13. The rights of first offer in this Section 4.13 shall not be applicable to New Securities issued: (i)  as a dividend or distribution on Common Stock; (ii) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (iii) to employees or directors of, or consultants or advisors to, the Company or any of the Company Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors; (iv) upon the exercise or conversion of securities outstanding as of the date hereof; (v) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors; (vi) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; (vii) pursuant to the acquisition of another corporation by the Company by merger, purchase of assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors; (viii) in connection with collaboration or strategic partnerships approved by the Board of Directors and (ix) in a public offering of the Company’s securities netting proceeds to the Company of at least $10,000,000.
     4.14 Indemnification of Directors and Officers. For a period of not less than six years from and after the Closing Date, the certificate of incorporation and bylaws of the Company shall contain provisions no less favorable with respect to indemnification and advancement of expenses of each person who, on the date hereof, is or was a current or former director or officer of the Company, for periods at or prior to the Closing Date, than are set forth in the Company’s Amended and Restated Certificate of Incorporation and by-laws on the date hereof. Notwithstanding anything to the contrary set forth in this Agreement (including Section 4.9(a)), the Company shall, as and in the manner directed in writing by Richard J. Lampen, purchase directors’ and officers’ insurance in favor of the persons who, on the date hereof, are or were current or former officers or directors of the Company, for periods at or prior to the Closing Date, for a period following any expiration of the policy in effect on the date hereof, provided that the Company shall not be required to pay more than $175,000 to obtain such policy.
     4.15 Further Action The Company shall apply reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable, and to execute and deliver such documents and other papers, as may be required (a) to carry out the provisions of this Agreement and the other Transaction Documents and consummate and make effective the transactions contemplated hereby and thereby, (b) such that no restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “stockholder protection,” “interested stockholder” or other similar anti-takeover statute or regulation, including Section 203 of the Delaware General Corporation Law, or any restrictive provision of the Company’s Amended and Restated Certificate of Incorporation or by-laws is, or at the Conversion will be, applicable to the Company, the Purchasers, the Securities or any other transaction contemplated by this Agreement or the Transaction Documents and (c) so that the Purchasers, and their respective Affiliates, will not be prohibited by applicable Law or any provision of the Company’s Amended and Restated Certificate of Incorporation or by-laws from voting Shares beneficially owned by them at the Company Stockholders Meeting.
ARTICLE 5
MISCELLANEOUS
     5.1 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.
     5.2 Fees and Expenses. The Company shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, which costs and expenses shall be payable only to Miller Buckfire & Co., Inc., Morris Nichols Arsht & Tunnell LLP, Patterson Belknap Webb & Tyler LLP and Nixon Peabody LLP. In addition at Closing, the Company shall pay the Purchasers for all of their respective costs and expenses (including the fees of Ladenburg Thalmann & Co. Inc., which shall not exceed $250,000 plus out-of-pocket expenses, and Greenberg Traurig, P.A.) incurred or to be incurred by the Purchasers in connection with the Purchasers’ due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The

Company shall not be obligated to pay any costs, fees or expenses of any other financial advisors or legal counsel to any Purchaser.
     5.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser Majority or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser Majority (which consent shall not be unreasonably withheld, conditioned or delayed). From and after the Closing Date, any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) following such transfer or assignment, the further disposition of such Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities Laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all Laws applicable thereto. Nothing in this Section 5.6 shall be deemed to prohibit or restrict any Purchaser’s right to, directly or indirectly, sell, pledge, hypothecate, grant a security interest in, transfer, assign or otherwise dispose of Shares with or without consideration and whether voluntarily or involuntarily or by operation of Law, to any Person.
     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, provided that notwithstanding anything to the contrary set forth herein, (a) each Qualifying Purchaser is an intended third party beneficiary of Section 4.13 and each Qualifying Purchaser may enforce the provisions of Section 4.13 directly against the parties with obligations thereunder, (b) each Indemnified Party may enforce the provisions of Section 4.7 directly against the parties with obligations thereunder, (c) the Frost Nevada Investments Trust is an intended third party beneficiary of Section 4.8 and the Frost Nevada Investments Trust may enforce the provisions of Section 4.8 directly against the parties with obligations thereunder and (d) each person who is or was a current or former officer or director of the Company on the date hereof is an intended third party beneficiary of Section 4.14 and each such person may enforce the provisions of Section 4.14 directly against the Company.
     5.8 Governing Law; Jurisdiction; Venue. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. Each party hereby irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District Court for the Southern District of New York, and any appellate court from any such court (as applicable, a “New York Court”), in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party and (iv) all rights to a trial by jury. Each party irrevocably consents to service of process in any manner permitted by Law. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process in the State of New York for any purpose except as relates to this Agreement and the Transaction Documents, and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.
     5.9 Nature of Purchasers’ Obligations and Rights. The obligations of the Purchasers to pay the Purchase Price are joint and several. Otherwise, the obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     5.10 Notices. Any notice, demand or request required or permitted to be given by the Company or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:
If to the Company:
Castle Brands Inc.
570 Lexington Avenue, 29th Floor
New York, New York 10022
Attn: General Counsel
Tel: (646) 356-0200
Fax: (646) 356-0222
With a copy (which shall not constitute notice) to:
Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, New York 10036
Attn: John E. Schmeltzer, III
Tel: (212) 336-2580
Fax: (212) 336-7953

If to a Purchaser:
to such address for such Purchaser as shall appear on Schedule I, or as shall be designated by such Purchaser in writing to the Company in accordance with this
Section 5.10
With a copy (which shall not constitute notice) to:
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attn: Robert L. Grossman, Esq.
Tel: (305) 579-0500
Fax: (305) 579-0717
and
Greenberg Traurig, LLP
The Met Life Building
200 Park Avenue
New York, New York 10166
Attn: Michael D. Helsel, Esq.
Tel: (212) 801-9200
Fax: (212) 801-6400
     5.11 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution affecting the Company’s stockholders pro rata and payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event affecting the Company’s stockholders pro rata and occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.
     5.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and delivered by means of a facsimile or portable document format (pdf) transmission. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any applicable Law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

     IN WITNESS WHEREOF, the parties hereto have caused this Series A Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CASTLE BRANDS INC.

By:	/s/ Mark Andrews

Name:	Mark Andrews
Title:	Chairman of the Board

FROST GAMMA INVESTMENTS TRUST

By:	/s/ Phillip Frost, M.D.

Name:	Phillip Frost, M.D.
Title:	Trustee

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III

Name:	J. Bryant Kirkland III
Title:	Vice President and Chief Financial Officer

I.L.A.R. S.P.A.

By:	/s/ Virgilio Pallini

Name:	Virgilio Pallini
Title:	President

HALPRYN GROUP IV, LLC

By:	/s/ Glenn L. Halpryn

Name:	Glenn L. Halpryn
Title:	Member
[Signature Pages to Series A Preferred Stock Purchase Agreement]

LAFFERTY LTD.

By:	/s/ P. M. Whitford

Name:	P. M. Whitford
Title:	Director

JACQUELINE SIMKIN TRUST AS AMENDED AND RESTATED 12/16/2003

By:	/s/ Jacqueline Simkin

Name:	Jacqueline Simkin
Title:	Trustee

HSU GAMMA INVESTMENT, L.P.

By:	/s/ Jane Hsiao

Name:	Jane Hsiao
Title:	General Partner

MZ TRADING LLC

By:	/s/ Mark Zeitchick

Name:	Mark Zeitchick
Title:	Manager

/s/ Richard J. Lampen

RICHARD J. LAMPEN
[Signature Pages to Series A Preferred Stock Purchase Agreement]

SCHEDULE I
PURCHASERS

		% of Total
Name and Address	# Shares	Shares	Purchase Price
Frost Gamma Investments Trust	397,200	33.10%	$4,965,000
Vector Group Ltd.	320,000	26.67%	$4,000,000
I.L.A.R. S.p.A.	240,000	20.00%	$3,000,000
Halpryn Group IV, LLC	80,000	6.67%	$1,000,000
Lafferty Ltd.	80,000	6.67%	$1,000,000
Jacqueline Simkin Trust As Amended and Restated 12/16/2003	40,000	3.33%	$500,000
Hsu Gamma Investment, L.P.	40,000	3.33%	$500,000
MZ Trading LLC	1,400	0.12%	$17,500
Richard J. Lampen	1,400	0.12%	$17,500
Total:	1,200,000	100%	$15,000,000